Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form F-1 of Safe-T Group Ltd. of our report dated April 16, 2019 relating to the financial statements of NetNut Ltd., which appears in Safe-T Group Ltd.’s Form 6-K filed on September 12, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
October 29, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited